October 31, 1996



The New World Power Corporation
558 Lime Rock Road
Lime Rock, Connecticut  06039

Attention:  Board of Directors

            Re: STANDSTILL AGREEMENT

Gentlemen:

            We are writing this letter to set forth our agreement regarding the voting of shares of Common stock, $.01 par value per share (the "Common Stock"), of The New World Power Corporation (the "Company") which may be acquired by us pursuant to the Conversion Agreement of even date with this letter (the "Conversion Agreement").

            For a period of five years from the date of this letter agreement, without the consent of the "Disinterested Directors" (as such term is defined in the Conversion Agreement"), DB Power, Inc. and its affiliates ("Dominion Bridge") shall not:

                        (i) Acquire, agree to acquire or make any offer or proposal to acquire, directly or indirectly, by purchase, tender or exchange offer or otherwise, any securities of the Company (or direct or indirect rights or options to acquire any securities of the Company), except (i) that Dominion Bridge may acquire, pursuant to the Conversion Agreement and securities issuable thereunder, and in privately-negotiated transactions, shares of Common Stock representing up to 60 percent of the outstanding shares of Common Stock on a fully-diluted basis and (ii) securities issued by the Company by way of stock dividends or other distributions made on a pro rata basis with respect to securities of the Company;

                        (ii) Solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of proxies or consents with respect to securities of the Company with regard to any matter;

                        (iii) Seek to control or influence the management, Board of Directors or policies of the Company (except as contemplated in the Conversion Agreement), or seek to advise, encourage or influence any person with respect to the voting of any

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October 31, 1996
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                        securities of Company,  or induce,  attempt to induce or
                        in any manner assist any other person in initiating any stockholder proposal or a tender or exchange offer for securities of or any change of control of the Company, or for the purpose of convening a stockholders' meeting of the Company;

                        (iv) Acquire or agree to acquire, by purchase or otherwise, more than 1 percent of any class of equity securities of any entity which, prior to the time such party acquires more than 1 percent of such class, is publicly disclosed (by filing with the Securities and Exchange Commission or otherwise) or is otherwise known to be the beneficial owner of more than 5 percent of the outstanding common stock of the Company;

                        (v) Deposit any securities of the Company in a voting trust or subject any securities of the Company to any arrangement or agreement with respect to the voting of its securities; or

                        (vi) Form, join or in any way participate in a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any other person for the purpose of acquiring, holding, voting or disposing of the securities of the Company or taking any other actions restricted or prohibited under clauses (i) through (v) of this paragraph, or announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (v) of this paragraph.

            In the event that a contested proxy solicitation is made with respect to any matter to be submitted to the stockholders of the Company at any annual or special meeting of the stockholders, or any consent solicitation, Dominion Bridge shall vote the shares of Common Stock owned by it in the same proportion as all other shares of Common Stock are voted; provided that this paragraph shall not limit Dominion Bridge's ability to vote in accordance with its own interest where no third party is conducting a solicitation.

            Dominion Bridge shall not purchase any shares of Common Stock in the open market or from public stockholders generally unless (x) the purchase price of such shares (proportionately adjusted to give effect to any stock splits or stock dividends as provided in the Conversion Agreement) shall be at least $1.00 or (y) such purchases are pursuant to a tender offer made to all

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October 31, 1996
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stockholders  or such purchases are determined  reasonably by Dominion Bridge to be necessary to support the price of the Common Stock on NASDAQ to ensure its continued listing.


                                         Very truly yours,

                                         DB POWER, INC.


                                         By: /s/ MICHEL L. MARENGERE
                                             -----------------------------------
                                                     Authorized Officer

                                             Michel L. Marengere
                                             President

Accepted and agreed as of the date first written above.


THE NEW WORLD POWER COMPANY


By: /s/ JOHN D. KUHNS
    -----------------------------------
            Authorized Officer

    John D. Kuhns
    Chairman


By: /s/ VITOLD JORDAN
    -----------------------------------
    Vitold Jordan
    Interim CEO